RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      THE VERMONT TEDDY BEAR CO., INC.
                                    UNDER
                 SECTION 807 OF THE BUSINESS CORPORATION LAW

      Pursuant to Section 807 of the Business Corporation Law, the undersigned, being the Chairman of the Board, Chief Executive Officer and Secretary of The Vermont Teddy Bear Co., Inc. (the "Corporation"), hereby certify that:

1.    The name of the Corporation is The Vermont Teddy Bear Co., Inc.

2. The Certificate of Incorporation was filed by the Department of State on January 27, 1984, and Certificates of Amendment of the Certificate of Incorporation were filed by the Department of State on May 7, 1993, August 2, 1993, a Restated Certificate of Incorporation was filed with the Department of State on September 24, 1993, and Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Department of State on March 11, 1996.

3. The Certificate of Incorporation, as previously amended, is further amended by amending Section 4 to provide for the authorization of Three Hundred Seventy-Five Thousand (375,000) shares of Series B Convertible Preferred Stock and to amend the liquidation preference of the Series A Preferred Stock, as follows:

      A. Series A Preferred Stock. Ninety (90) shares of preferred stock having a par value of $.05 per share, designated Series A Preferred Stock and having the following preferences and limitations:

            1. Dividends. Holders of Series A Preferred Stock shall be entitled to receive out of the surplus or net profits of the Corporation dividends at the rate of eight percent (8%) per annum payable quarterly on the first days of January, April, July and October. Dividends on the Series A Preferred Stock shall be payable before any dividends shall be paid upon, or set apart for, the common stock. Further, dividends on Series A Preferred Stock shall be cumulative, so that if in any quarterly dividend period the dividends shall not have been paid or set apart, the deficiency shall be fully paid, or set apart for payment, before any dividends shall be set apart for or paid upon the common stock.
            Accumulations of dividends on Series A Preferred Stock shall not bear interest.

            2. Voting Rights. Except as required by law, Holders of Series A Preferred Stock shall have no voting power whatsoever and shall not be entitled to notice of any meeting of the stockholders of the Corporation.

            3. Liquidation. In the event of any liquidation, voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid the consideration they paid for their shares and the unpaid cumulative dividends accrued thereon on a pari passu basis with the Series B Convertible Preferred Stock before any amount shall be paid to the holders of the common stock.

            4. Redemption. The Corporation may, at the option of its Board of Directors, redeem all or any part of Series A Preferred Stock outstanding on any dividend payment date after the issuance thereof, by paying the holders thereof the consideration they paid for their shares, together with all unpaid cumulative dividends accrued thereon (the "Redemption Price"). Notice of the Corporation's intention to redeem shares of the outstanding preferred, and the date and place thereof, shall be sent by first class mail at least thirty (30) days prior to the proposed redemption date to the holders of the shares to be redeemed. From and after the date fixed in any such notice as the date of redemption, all dividends upon Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of Series A Preferred Stock, except the right to receive the Redemption Price upon surrender of the certificate representing Series A Preferred Stock called for redemption, shall cease and determine.

            5. Conversion Rights. The holders of Series A Preferred Stock shall not have any right to convert their shares into, or exchange them for, common stock.

      B. Series B Convertible Preferred Stock. Three Hundred Seventy-Five Thousand (375,000) shares of preferred stock having a par value of $.05 per share, designated Series B Convertible Preferred Stock and having the following preferences and limitations:

            1. Dividends. Holders of Series B Convertible Preferred Stock shall not be entitled to any dividends.

            2. Voting Rights. Except as required by law, Holders of Series B Convertible Preferred Stock shall have no voting power whatsoever and shall not be entitled to notice of any meeting of the stockholders of the Corporation.

            3. Liquidation. In the event of any liquidation, voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to be paid the consideration they paid for their shares on a pari passu basis with the Series A Preferred Stock before any amount shall be paid to the holders of the common stock.

            4. Conversion Rights. The holders of Series B Convertible Preferred Stock shall have the right to convert their shares into shares of the Corporation's Common Stock, par value $0.05, as follows:

                  (a) Right to Convert. Each share of the Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date that is one (1) year from the date of the issuance of the Series B Convertible Preferred Stock (the "Purchase Date"), at the office of the Company or the Company's transfer agent, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original Series B Convertible Preferred Stock issue price by the Conversion Price applicable to such share, determined as provided below, in effect on the date the certificate of the Series B Convertible Preferred Stock is surrendered for conversion. The initial Conversion Price for the Series B Convertible Preferred Stock shall be as set forth in subsection 4(c), below.

                  (b) Mechanics of Conversion. Before any holder of shares of Series B Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates representing the Series B Convertible Preferred Stock, duly endorsed, by delivering the certificate or certificates to the Company's principal office or the Company's transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Company's Investor Relations Department at its principal office, of the election to convert the Series B Convertible Preferred Stock and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as described above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the conversion may, at the option of any holder surrendering shares of Series B Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the Common Stock upon conversion of the Series B Convertible Preferred Stock shall not be deemed to have converted such Series B Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) Conversion Price Adjustments of Series B Convertible Preferred Stock for Certain Dilutive Issuances Splits and Combinations. The Conversion Price of the Series B Convertible Preferred Stock shall initially equal the issuance price per share of the Series B Convertible Preferred Stock, and shall be subject to adjustment from time to time as follows:

                        (i) (A) If the Company shall issue, after the Purchase Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall be adjusted to a price equal to the price paid per share for such Additional Stock.

                              (B)  In the case of the issuance of Common
                              Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (C) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company irrespective of any accounting treatment.

                              (D)  In the case of the issuance (whether
                              before, on or after the applicable Purchase
                              Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                                    (1)  The aggregate maximum number of
                                    shares of Common Stock deliverable upon
                                    exercise (assuming the satisfaction of
                                    any conditions to exercisability,
                                    including without limitation, the
                                    passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such Options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(B) and (c)(i)(C)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2)  The aggregate maximum number of
                                    shares of Common Stock deliverable upon
                                    conversion of or in exchange (assuming
                                    the satisfaction of any conditions to
                                    convertibility or exchangeability,
                                    including, without limitation, the
                                    passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(B) and (c)(i)(C))

                                    (3)  In the event of any change in the
                                    number of shares of Common Stock
                                    deliverable or in the consideration
                                    payable to this corporation upon
                                    exercise of such options or rights or
                                    upon conversion of or in exchange for
                                    such convertible or exchangeable
                                    securities, including, but not limited
                                    to, a change resulting from the
                                    antidilution provisions thereof, the
                                    Conversion Price of the Series B
                                    Convertible Preferred Stock, to
                                    the extent in any way affected by or
                                    computed using such options, rights or
                                    securities, shall be recomputed to
                                    reflect such change, but no further
                                    adjustment shall be made for the actual
                                    issuance of Common Stock or any payment
                                    of such consideration upon the exercise
                                    of any such options or rights or the
                                    conversion or exchange of such
                                    securities.

                                    (4)  Upon the expiration of any such
                                    options or rights, the termination of
                                    any such rights to convert or exchange
                                    or the expiration of any options or
                                    rights related to such convertible or
                                    exchangeable securities, the Conversion
                                    Price of the Series B Convertible
                                    Preferred Stock, to the extent in any
                                    way affected by or computed using such
                                    options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5)  The number of shares of Common
                                    Stock deemed issued and the
                                    consideration deemed paid therefor
                                    pursuant to subsections 4(c)(i)(D)(1)
                                    and (2) shall be appropriately adjusted
                                    to reflect any change, termination or
                                    expiration of the type described in
                                    either subsection 4(c)(i)(D)(3) or (4).

                        (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(D)) by this corporation after the Purchase Date other than

                              (A)  Common Stock issued pursuant to a
                              transaction described in subsection 4(c)(iii) hereof,

                              (B) shares of Common Stock issuable or issued to employees, officers, consultants, directors or vendors (if in transactions with primarily nonfinancing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation

                        (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(D).

                        (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Notice. In case at any time the Company shall propose:

                        (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                        (ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                        (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property; or

                        (iv) to effect any liquidation, dissolution, or winding-up of the Company; or

                        (v) to take any other action which would cause an adjustment to the Conversion Price; then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at his then-current address, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Conversion Price.

                  C. Undesignated Preferred Stock. Six Hundred Twenty-Four Thousand Nine Hundred Ten (624,910) shares of preferred stock having a par value of $.05 per share and having such preferences, limitations and relative rights as determined from time to time by the Board of Directors. The Board of Directors is hereby expressly granted authority to divide these shares of preferred stock into series and to fix and determine before the issuance thereof the number of shares and the relative rights and preferences of any series so established.

                  D. Common Stock. Twenty million (20,000,000) shares of common stock having a par value of $.05 per share.

4. The amendment related to the authorization of the Series B Convertible Preferred Stock was authorized by the Corporation's Board of Directors as of June 27, 1996, pursuant to Section 502 of the Business Corporation Law and by the unanimous written consent of the shareholders of the Series A Preferred Stock, dated June 27, 1996, pursuant to Section 615 of the Business Corporation Law.

5. The text of the Certificate of Incorporation and all prior amendments thereto are hereby restated as further amended above to read herein set forth in full:

                                  ARTICLE I
                                    NAME

      The name of the corporation is The Vermont Teddy Bear Co., Inc.

                                 ARTICLE II
                                  PURPOSES

      The purpose or purposes for which this corporation is formed are as follows, to wit: to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without first obtaining such consent or approval.

                                ARTICLE III
                                  OFFICE

      The office of the corporation is to be located in the City of Albany, County of Albany, State of New York.

                                ARTICLE IV
                               CAPITAL STOCK

      The aggregate number of shares which the corporation shall have authority to issue is twenty one million (21,000,000) shares, divided as follows:

      A. Series A Preferred Stock. Ninety (90) shares of preferred stock having a par value of $.05 per share, designated Series A Preferred Stock and having the following preferences and limitations:

            1. Dividends. Holders of Series A Preferred Stock shall be entitled to receive out of the surplus or net profits of the Corporation dividends at the rate of eight percent (8%) per annum payable quarterly on the first days of January, April, July and October. Dividends on the Series A Preferred Stock shall be payable before any dividends shall be paid upon, or set apart for, the common stock. Further, dividends on Series A Preferred Stock shall be cumulative, so that if in any quarterly dividend period the dividends shall not have been paid or set apart, the deficiency shall be fully paid, or set apart for payment, before any dividends shall be set apart for or paid upon the common stock. Accumulations of dividends on Series A Preferred Stock shall not bear interest.

            2. Voting Rights. Except as required by law, Holders of Series A Preferred Stock shall have no voting power whatsoever and shall not be entitled to notice of any meeting of the stockholders of the Corporation.

            3. Liquidation. In the event of any liquidation, voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid the consideration they paid for their shares and the unpaid cumulative dividends accrued thereon on a pari passu basis with the Series B Convertible Preferred Stock before any amount shall be paid to the holders of the common stock.

            4. Redemption. The Corporation may, at the option of its Board of Directors, redeem all or any part of Series A Preferred Stock outstanding on any dividend payment date after the issuance thereof, by paying the holders thereof the consideration they paid for their shares, together with all unpaid cumulative dividends accrued thereon (the "Redemption Price"). Notice of the Corporation's intention to redeem shares of the outstanding preferred, and the date and place thereof, shall be sent by first class mail at least thirty (30) days prior to the proposed redemption date to the holders of the shares to be redeemed. From and after the date fixed in any such notice as the date of redemption, all dividends upon Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of Series A Preferred Stock, except the right to receive the Redemption Price upon surrender of the certificate representing Series A Preferred Stock called for redemption, shall cease and determine.

            5. Conversion Rights. The holders of Series A Preferred Stock shall not have any right to convert their shares into, or exchange them for, common stock.

      B. Series B Convertible Preferred Stock. Three Hundred Seventy-Five Thousand (375,000) shares of preferred stock having a par value of $.05 per share, designated Series B Convertible Preferred Stock and having the following preferences and limitations:

            1. Dividends. Holders of Series B Convertible Preferred Stock shall not be entitled to any dividends.

            2. Voting Rights. Except as required by law, Holders of Series B Convertible Preferred Stock shall have no voting power whatsoever and shall not be entitled to notice of any meeting of the stockholders of the Corporation.

            3. Liquidation. In the event of any liquidation, voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to be paid the consideration they paid for their shares on a pari passu basis with the Series A Preferred Stock before any amount shall be paid to the holders of the common stock.

            4. Conversion Rights. The holders of Series B Convertible Preferred Stock shall have the right to convert their shares into shares of the Corporation's Common Stock, par value $0.05, as follows:

                  (a) Right to Convert. Each share of the Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date that is one (1) year from the date of the issuance of the Series B Convertible Preferred Stock (the "Purchase Date"), at the office of the Company or the Company's transfer agent, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original Series B Convertible Preferred Stock issue price by the Conversion Price applicable to such share, determined as provided below, in effect on the date the certificate of the Series B Convertible Preferred Stock is surrendered for conversion. The initial Conversion Price for the Series B Convertible Preferred Stock shall be as set forth in subsection 4(c), below.

                  (b) Mechanics of Conversion. Before any holder of shares of Series B Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates representing the Series B Convertible Preferred Stock, duly endorsed, by delivering the certificate or certificates to the Company's principal office or the Company's transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Company's Investor Relations Department at its principal office, of the election to convert the Series B Convertible Preferred Stock and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as described above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the conversion may, at the option of any holder surrendering shares of Series B Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the Common Stock upon conversion of the Series B Convertible Preferred Stock shall not be deemed to have converted such Series B Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) Conversion Price Adjustments of Series B Convertible Preferred Stock for Certain Dilutive Issuances Splits and Combinations. The Conversion Price of the Series B Convertible Preferred Stock shall initially equal the issuance price per share of the Series B Convertible Preferred Stock, and shall be subject to adjustment from time to time as follows:

                        (i) (A) If the Company shall issue, after the Purchase Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall be adjusted to a price equal to the price paid per share for such Additional Stock.

                              (B)  In the case of the issuance of Common
                              Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (C) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company irrespective of any accounting treatment.

                              (D)  In the case of the issuance (whether
                              before, on or after the applicable Purchase
                              Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                                    (1)  The aggregate maximum number of
                                    shares of Common Stock deliverable upon
                                    exercise (assuming the satisfaction of
                                    any conditions to exercisability,
                                    including without limitation, the
                                    passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such Options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(B) and (c)(i)(C)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2)  The aggregate maximum number of
                                    shares of Common Stock deliverable upon
                                    conversion of or in exchange (assuming
                                    the satisfaction of any conditions to
                                    convertibility or exchangeability,
                                    including, without limitation, the
                                    passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(B) and (c)(i)(C))

                                    (3)  In the event of any change in the
                                    number of shares of Common Stock
                                    deliverable or in the consideration
                                    payable to this corporation upon
                                    exercise of such options or rights or
                                    upon conversion of or in exchange for
                                    such convertible or exchangeable
                                    securities, including, but not limited
                                    to, a change resulting from the
                                    antidilution provisions thereof, the
                                    Conversion Price of the Series B
                                    Convertible Preferred Stock, to
                                    the extent in any way affected by or
                                    computed using such options, rights or
                                    securities, shall be recomputed to
                                    reflect such change, but no further
                                    adjustment shall be made for the actual
                                    issuance of Common Stock or any payment
                                    of such consideration upon the exercise
                                    of any such options or rights or the
                                    conversion or exchange of such
                                    securities.

                                    (4)  Upon the expiration of any such
                                    options or rights, the termination of
                                    any such rights to convert or exchange
                                    or the expiration of any options or
                                    rights related to such convertible or
                                    exchangeable securities, the Conversion
                                    Price of the Series B Convertible
                                    Preferred Stock, to the extent in any
                                    way affected by or computed using such
                                    options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5)  The number of shares of Common
                                    Stock deemed issued and the
                                    consideration deemed paid therefor
                                    pursuant to subsections 4(c)(i)(D)(1)
                                    and (2) shall be appropriately adjusted
                                    to reflect any change, termination or
                                    expiration of the type described in
                                    either subsection 4(c)(i)(D)(3) or (4).

                        (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(D)) by this corporation after the Purchase Date other than

                              (A)  Common Stock issued pursuant to a
                              transaction described in subsection 4(c)(iii) hereof,

                              (B) shares of Common Stock issuable or issued to employees, officers, consultants, directors or vendors (if in transactions with primarily nonfinancing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation

                        (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(D).

                        (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Notice. In case at any time the Company shall propose:

                        (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                        (ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                        (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property; or

                        (iv) to effect any liquidation, dissolution, or winding-up of the Company; or

                        (v) to take any other action which would cause an adjustment to the Conversion Price; then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at his then-current address, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Conversion Price.

      C. Undesignated Preferred Stock. Six Hundred Twenty-Four Thousand Nine Hundred Ten (624,910) shares of preferred stock having a par value of $.05 per share and having such preferences, limitations and relative rights as determined from time to time by the Board of Directors. The Board of Directors is hereby expressly granted authority to divide these shares of preferred stock into series and to fix and determine before the issuance thereof the number of shares and the relative rights and preferences of any series so established.

      D. Common Stock. Twenty million (20,000,000) shares of common stock having a par value of $.05 per share.

                                  ARTICLE V
                                PROCESS AGENT

      The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 2236 Shelburne Road, P.O. Box 965, Shelburne, Vermont 05482.

                                 ARTICLE VI
                   DIRECTOR LIABILITY AND INDEMNIFICATION

      No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity; provided, however, that this provision shall not eliminate or limit the liability of any director:

      (a) For acts or omissions in bad faith or which involved intentional misconduct or a knowing violation of law, as established by a judgment or other final adjudication;

      (b) For any transaction from which the director derived in fact a financial profit or other advantage to which he or she was not legally entitled, as established by a judgment or other final adjudication;

      (c) For any violation of Section 719 of the Business Corporation Law, as established by a judgment or other final adjudication; or

      (d) For any act or omission occurring prior to the corporation's adoption of this provision.

6. This restatement of the Certificate of Incorporation as previously amended and as amended above was authorized by the Corporation's Board of Directors, as of June 27, 1996, pursuant to Section 807 of the Business Corporation Law.

      IN WITNESS WHEREOF the undersigned, being the Chairman of the Board, Chief Executive Officer and Secretary of the Corporation, affirm that the statements made herein are true under the penalties of perjury.

                              /s/ FRED MARKS
                              -----------------------------------------
                              Fred Marks, Chairman of the Board

                              /s/ R. PATRICK BURNS
                              -----------------------------------------
                              R. Patrick Burns, Chief Executive Officer

                              /s/ SPENCER C. PUTNAM
                              -----------------------------------------
                              Spencer C. Putnam, Secretary